united states

securities and exchange commission

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.        )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐   Preliminary Proxy Statement

☐   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐   Definitive Proxy Statement

☒   Definitive Additional Materials

☐   Soliciting Material under §240.14a-12

HOMETRUST BANCSHARES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒  No fee required

☐  Fee paid previously with preliminary materials

☐  Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Stockholder Meeting Notice HomeTrust Bancshares, Inc.'s Annual Meeting of Stockholders will be held on November 14, 2022 at the Cambria Hotel, 15 Page Avenue, Asheville, NC 28801, at 10:00 a.m., local time.* Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations. The Board of Directors recommends a vote "FOR" the nominees in Proposal 1, a vote "FOR" Proposal 2, a vote "FOR" Proposal 3 and a vote "FOR" Proposal 4. 1. The Election of three directors. 2. An advisory (non-binding) vote on executive compensation (commonly referred to as a "say on pay vote"). 3. The approval of the HomeTrust Bancshares, Inc. 2022 Omnibus Incentive Plan. 4. The ratification of the appointment of FORVIS, LLP as the Company's independent auditors for the fiscal year ending June 30, 2023. PLEASE NOTE - YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper or e-mail copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you. * As part of our precautions regarding the coronavirus (COVID-19) pandemic, we are planning for the possibility that the annual meeting may be held solely by means of remote communication (commonly referred to as a "virtual" meeting). If we determine to make the annual meeting virtual, we will announce the decision to do so in advance, and provide information on how to participate, in a press release, which will be filed with the Securities and Exchange Commission as additional proxy soliciting material. Here's how to order a paper or e-mail copy of the proxy materials and select delivery preferences: Current and future delivery requests can be submitted using the options below. If you request an e-mail copy, you will receive an e-mail with a link to the current meeting materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials. - Internet - Go to www.envisionreports.com/HTBI. Click Cast Your Vote or Request Materials. - Phone - Call us free of charge at 1-866-641-4276. - Email - Send an e-mail to investorvote@computershare.com with "Proxy Materials HomeTrust Bancshares, Inc." in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper or e-mail copy of the meeting materials. To facilitate timely delivery, all requests for a paper or e-mail copy of proxy materials must be received by November 3, 2022.